UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 31, 2025

TEN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1170 Wheeler Way
Langhorne, PA	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	1.800.909.9598

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on April 23, 2025, TEN Holdings, Inc. (the “Company”) entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Sunpeak Holdings Corporation (“SHC”), which became effective on April 30, 2025, pursuant to which SHC agreed to purchase certain outstanding payables owed by the Company to designated creditors of the Company in exchange (the “Claims”) for a settlement amount payable in shares of common stock of the Company. The material terms and conditions of the Settlement Agreement were described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 2, 2025, and are incorporated by reference herein. On October 31, 2025, the Company and SHC entered into a Release Agreement (the “Release”) pursuant to which SHC agreed to release the Company from any and all further payments or obligations under the Settlement Agreement in exchange for a payment of $250,000 from the Company, which payment was made on October 30, 2025. Pursuant to the terms of the Release, the Company is liable for any remaining Claims which were not satisfied by SHC pursuant to the terms of the Settlement Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEN HOLDINGS, INC.

Date: November 3, 2025	By:	/s/ Randolph Wilson Jones III
Randolph Wilson Jones III Chief Executive Officer and Director